PUT AGREEMENT

     PUT AGREEMENT, dated of August 9, 2000, by and between Empyrean Bioscience, Inc., a Wyoming corporation (the "Empyrean"), and International Bioscience Corporation, a Florida corporation ("IBC").

                                   WITNESSETH:

     WHEREAS, Empyrean and IBC are parties to the Limited Liability Company Operating Agreement (the "LLC Agreement") of IBC-Empyrean, L.L.C. (the "LLC"), such LLC formed for the purpose of commercializing the Licensed Products (as such term is defined in the LLC Agreement) in certain countries; and

     WHEREAS, Empyrean and IBC desire to enter into certain agreements as more fully set forth herein in connection with a Change of Control (as herein defined) of Empyrean or IBC.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained in this Agreement, the parties hereto agree as follows.

     1. Definitions. As used in this Agreement the following terms have the meaning set forth below:

     "Act" shall mean the Delaware Limited Liability Company Act, as amended from time to time.

     "Change of Control" shall mean the happening of any of the following with respect to either IBC or Empyrean (for the purposes of this definition, each a "company"):

          (i) any "person", as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the company representing fifty percent (50%) or more of the combined voting power of the company's outstanding securities;

          (ii) with respect to IBC, if Sara Gomez de Ferro ceases for any reason, except by reason of her death or incapacity, to be a director on the board of directors of IBC, or, with respect to Empyrean, if Lawrence D. Bain ceases for any reason, except by reason of his death or incapcity, to be a director on the board of directors of Empyrean;

          (iii) the shareholders of the company approve a merger or consolidation of the company with any other corporation, other than (x) a merger or consolidation which would result in the voting securities of the company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the company or such surviving entity outstanding immediately after such merger or consolidation or (y) a merger or consolidation effected to implement a recapitalization of the company (or similar transaction) in which no "person" (as defined above in clause (i)) acquires more than fifty percent (50%) of the combined voting power of the company's then outstanding securities;

          (iv) the shareholders of the company approve a plan of complete liquidation of the company or an agreement for the sale or disposition by the company of all or substantially all of its assets or any transaction having a similar effect; or

          (v) the company enters into an agreement with an unrelated party for the sale of all or substantially all of the assets or outstanding stock of the company or any transaction having a similar effect.

     "Fair Market Value" shall mean the fair market value of the Target's Interest in the LLC as determined by a nationally-recognized independent investment banking firm mutually agreed upon by Empyrean and IBC to determine such value.

     "Interest" shall mean all membership interests, units or any other additional rights the Target possesses in the LLC.

     "Non-Target" shall have the meaning contained in Section 2.

     "Target" shall have the meaning contained in Section 2.

     2. Put Option.

     (a) Upon a Change of Control of either Empyrean or IBC, as the case may be (the party subject to such change of control referred to as the "Target"), the other party (the "Non-Target") shall have the right, at its sole option and upon written notice delivered within 30 calendar days of each Change in Control, to:

          (i) in the event of a Change of Control as described in paragraph (i) of the definition of "Change of Control" above, exercise the right to sell to such person who has acquired 50% or more of the combined voting power of the Target's outstanding securities, such Non-Target's Interest at the Fair Market Value thereof;

          (ii) in the event of a Change of Control  as  described  in  paragraph
(ii) of the definition of "Change of Control" above, exercise the right to sell to the Target such Non-Target's Interest at the Fair Market Value thereof;

          (iii) in the event of a Change of Control as  described  in  paragraph
(iii) of the definition of "Change of Control" above, exercise the right to sell to the surviving entity resulting from the merger of the Target with any other corporation such Non-Target's Interest at the Fair Market Value thereof;

          (iv) in the event of a Change of Control  as  described  in  paragraph
(iv) of the definition of "Change of Control" above,  exercise the right to sell

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to such company or "person"  (as such term is defined in Section  13(d) or 14(d)
of the Exchange Act) that acquires the Target or all or substantially all of the Target's assets, whether in a liquidation of the Target or in any sale or disposition of assets by the Target or otherwise, such Non-Target's Interest at the Fair Market Value thereof; or

          (v) in the event of a Change of Control as described in paragraph (v) of the definition of "Change of Control" above, exercise the right to sell to such unrelated party that acquires all or substantially all of the Target's assets or outstanding stock or to any such unrelated party involved in any transaction having a similar effect such Non-Target's Interest at the Fair Market Value thereof.

In the event that the Non-Target does not elect to exercise its put right as provided for in Section 2(a) within such 30 calendar day period, the put right shall be extinguished.

     (b) Promptly after receipt of the put notice, the parties shall select a nationally-recognized independent investment banking firm which shall promptly establish the Fair Market Value of the Interest being sold. In the event the parties cannot promptly agree on the selection of an investment banking firm, the issue shall be submitted for resolution pursuant to the arbitration provisions set forth in Section 14.2 of the LLC Agreement.

     (c) Within 10 business days of the establishment of the Fair Market Value of the Interest being sold, the party acquiring such Interest shall pay the selling party such Fair Market Value.

     3. Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally recognized overnight courier by telecopy or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

                (a)      if to Empyrean, at:

                         Empyrean Bioscience, Inc.
                         23800 Commerce Park Road, Suite A
                         Cleveland, Ohio 44122
                         Attention: Mr. Richard C. Adamany
                         Facsimile No.: (216) 360-7909

                         with a copy to:

                         Kaye, Scholer, Fierman, Hays & Handler, LLP
                         425 Park Avenue
                         New York, New York 10022
                         Attention: Richard H. Kronthal, Esq.
                         Facsimile No.:  212-836-8689

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
                (b)      if to IBC, at:

                         International Bioscience Corporation
                         777 South Flagler Drive
                         Phillips Point Building
                         East Tower, Suite 909
                         West Palm Beach, Florida 33401
                         Attn: Ms. Sara Gomez de Ferro
                         Facsimile No.: (561) 366-8905

                         with a copy to:

                         Holtzman, Krinzman, Equels & Furia
                         2601 South Bayshore Drive, Suite 600
                         Miami, Florida 33133
                         Attn: Mr. Arthur J. Furia, Esq.
                         Facsimile No.: (305) 859-9996

     Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date sent), (ii) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (iii) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (iv) in the case of mailing, on the third business day following the date on which the piece of mail containing such communication is posted.

     4. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach. Any of the provisions of this Agreement may be waived only by an instrument in writing executed by the party or parties whose rights are being waived.

     5. Amendment. This Agreement may not be amended, terminated, suspended or otherwise modified except in a written instrument, duly executed by both parties.

     6. Governing Law. (i) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

          (ii) Except for actions brought for wrongful termination or to seek termination of this Agreement, if any disagreement arises regarding the interpretation of any points of the Agreement or any other point not covered herein or any claims for damages or specific performance, the disagreement, upon request of either party hereto delivered in writing to the other party, shall be resolved by arbitration before a single arbitrator in accordance with the commercial rules and procedures set forth by the American Arbitration Association. The prevailing party in such action or arbitration shall be entitled to receive from the other party a reasonable sum for it's attorneys' fees and all other reasonable costs and expenses incurred in such action or arbitration.

          (iii) The venue of any arbitration between the parties arising from or related to this Agreement shall be in either Miami-Dade County or Palm Beach County, Florida. Any litigation arising from or related to this Agreement shall be brought exclusively in an appropriate state or federal court in Miami-Dade County or Palm Beach County, Florida, and the parties waive any right to challenge such venue.

     7.   Counterparts.   This   Agreement  may  be  executed  in  one  or  more
counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

     8. Entire Agreement. This Agreement is the sole and complete statement of the parties of their rights and obligations with respect to the subject matter hereof. This Agreement is an integrated agreement and replaces and supersedes any and all previous obligations and agreements between the parties. The parties hereto recognize and agree that no representations or warranties have been made except as set forth in this Agreement. Except as may otherwise be expressly provided herein, by signing this Agreement the parties expressly release each other from any and all existing obligations that pre-date this Agreement as if such obligations have been fully performed and satisfied. Any amendments to this Agreement shall be in writing and executed by both parties hereto.

     9. Severability. In the event any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the remaining terms shall remain in full force and effect, to effectuate this Agreement in accordance with its intent. Headings, title and subtitles of this Agreement are for convenience of reference only and are not to be considered in construing the terms of this Agreement.

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     IN WITNESS  WHEREOF,  the  parties  hereto do hereby  sign,  enter into and acknowledge this Put Agreement on the date first written above.

                                        INTERNATIONAL BIOSCIENCE CORPORATION


                                        By:_____________________________________

                                        Title:__________________________________


                                        EMPYREAN BIOSCIENCE, INC.




                                        By:_____________________________________

                                        Title:__________________________________

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